UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 7, 2012

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-35410 (Commission File Number)	27-4662601 (IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas (Address of principal executive offices)		75240 (Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 7, 2012, Matador Resources Company (the “Company”) borrowed $15.0 million under its Second Amended and Restated Credit Agreement (the “Credit Agreement”) to finance a portion of its working capital requirements and capital expenditures. As of September 12, 2012, the Company had $105.0 million in borrowing outstanding under the Credit Agreement, approximately $1.1 million in outstanding letters of credit issued pursuant to the Credit Agreement and approximately $18.9 million available for additional borrowings under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: September 13, 2012	By:	/s/ David E. Lancaster
Name: David E. Lancaster
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer